                          FORM 8-K


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                       CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 7, 2001





                  CROWN CENTRAL PETROLEUM CORPORATION
        (Exact name of registrant as specified in its charter)



     Maryland                    1-1059         52-0550682
(State or other jurisdiction  (Commission      (IRS Employer
of incorporation)             File Number)   Identification No.)


         One North Charles Street
         Baltimore, Maryland                   21201
(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:(410)539-7400

Item 5.   Other Events


     The merger between Rosemore Acquisition Corporation, a wholly owned subsidiary of Rosemore, Inc., Crown's largest stockholder, and Crown, received more than the required vote of two-thirds of all the votes entitled to be cast on the merger at a meeting of stockholders held on March 7, 2001. The merger also received the requisite approval of a majority in interest of all shares, other than those owned by Rosemore, Inc. and its affiliates, that were present and voting at the meeting. The merger, in which Crown's public stockholders will receive $10.50 in cash for each share of Crown stock, was consummated on March 7, 2001 following the meeting of stockholders.

     As previously reported, on December 16, 2000, Crown's Board of Directors and Independent Committee of the Board approved the definitive merger agreement among Rosemore, Inc., Rosemore Acquisition Corporation, and Crown. The merger agreement was entered into as of December 17, 2000.

     Crown is the surviving corporation in the merger and is now an indirect wholly owned subsidiary of Rosemore, Inc. Crown will continue to operate as a separate company, with its own Board of Directors and management. Crown's stock will cease to be publicly traded at the close of business on March 7, 2001, which will be the last day on which the stock is traded.


Item 7(c)     EXHIBITS

Exhibit No.     Description
-----------     -----------

    99          Press Release dated March 7, 2001

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CROWN CENTRAL PETROLEUM CORPORATION
                         (Registrant)


                         By: /s/ John E. Wheeler, Jr.
                             ------------------------
                         Name:  John E. Wheeler, Jr.
                         Title: Executive Vice President --
                                Chief Financial Officer


Dated: March 7,2001

                             EXHIBIT INDEX
                             -------------


      Exhibit No.        Description

         99              Press Release dated March 7, 2001